SUBSIDIARIES OF NORCAL

                                  EXHIBIT 21.1

                   SUBSIDIARIES OF NORCAL WASTE SYSTEMS, INC.

Alta Environmental Services, Inc.

Alta Equipment Leasing Co., Inc.

Auburn Placer Disposal Service

B&J Drop Box

Buonaterra, Inc.

Butte Disposal & Recycling, Inc.

City Garbage Company of Eureka

Consolidated Environmental Industries, Inc.

Del Norte Disposal, Inc.

Dixon Sanitary Service

Envirocal, Inc.

Foothill Disposal Co., Inc.

Golden Gate Disposal & Recycling Company

Integrated Environmental Systems, Inc.

J.J.V. Disposal, Inc.

Los Altos Garbage Company

Macor, Inc.

Mason Land Reclamation Company, Inc.

Norcal Disposal and Recycling, Inc.

Norcal/San Bernardino, Inc.

Norcal Service Center, Inc.

Norcal Waste Services of Sacramento, Inc.

Norcal Waste Solutions, Inc.

Norcal Waste Systems of Southern California, Inc.

Oroville Solid Waste Disposal, Inc.

Recycle Central, Inc.

San Bruno Garbage Co., Inc.

Sanitary Fill Company

South Valley Refuse Disposal, Inc.

Sunset Properties, Inc.

Sunset Scavenger Company

Vacaville Fill+

Vacaville Sanitary Service

Vallejo Garbage Service, Inc.

West Coast Recycling Co.

Western Placer Recovery Company

Yuba Sutter Disposal, Inc.

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+  California general partnership. All other subsidiaries are California corporations, with the exception of Mason Land Reclamation Company, Inc. (Missouri corporation).